Exhibit 99.1

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

SECURITIES AND     :
EXCHANGE COMMISSION
                                        :

v.                                      : Civil Action No. DKC 2003-1213

                                        :
1ST ATLANTIC
GUARANTY CORPORATION                    :


                  ORDER EXTENDING TEMPORARY RESTRAINING ORDER,
                   FREEZE OF PAYMENTS TO CERTIFICATE HOLDERS

      AND NOW, this 3rd day of June, 2003, upon consideration of the Court's prior orders entering a temporary retraining order and freezing payments to 1st Atlantic's certificate holders until June 3, 2003; and

      Upon the parties' consent to the following relief, and with Defendant having answered the Complaint and denying, inter alia, that it has violated the 1940 Act, IT IS, by the United States District Court for the District of Maryland, ORDERED that:

      1. The temporary restraining order and freeze on payments ordered on April 23, 2003 and extended through June 3, 2003, BE and the same hereby IS, FURTHER EXTENDED up to and including June 17, 2003;

      2. A telephone status conference will be conducted on Tuesday, June 17, 2003, at 11:00 a.m.

      3. Defendant will file appropriate papers in the Bankruptcy Court seeking relief from the stay effectuated by the filing by John L. Lawbaugh (Case No. 03-16060);

      4. The Order sealing portions of the record continues in effect pending further Order of court;

      5. Defendant shall provide an update to the court and other parties by June 16, 2003, concerning the status of the request for relief from stay and the Geneva transaction, as well as any communication from any certificate holder; and


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      6. The Clerk will transmit this Order to counsel for the parties and to
Henry St.J. Fitzgerald on behalf of Mr. Lawbaugh.


                                   /s/___________________________
                                   DEBORAH K. CHASANOW
                                   United States District Judge


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